Exhibit 99.1

Coil Tubing Technology Announces 2013 1st Quarter Results

Spring, TX – (Business Wire) – 05/14/2013 – Coil Tubing Technology, Inc. (OTCQB: CTBG), a leading provider of enterprise-class coil tubing products and services, announced that the Company has filed its Form 10-Q with the Securities and Exchange Commission reporting results for the 1st quarter 2013.

The Company's financial condition and results of operation are as follows:

We had total revenues of approximately $1,804,000 for the three months ended March 31, 2013, compared to total revenues of $2,265,000 for the three months ended March 31, 2012, a decrease in total revenues of $461,000 or 21% from the prior period.  Total revenues included $1,760,000 of rental revenue for the three months ended March 31, 2013, compared to $2,215,000 for the three months ended March 31, 2012, a decrease in rental revenue of $455,000 or 20% from the prior period. The decrease in rental revenue was mainly due to a decrease in customer demand.  We anticipate that the demand for our rental tools will be less for the next quarter based on current oil and gas drilling data in our service areas and an increase in competitive pricing to maintain our market share.

We had gross profit of approximately $950,000 for the three months ended March 31, 2013, compared to gross profit of $1,389,000 for the three months ended March 31, 2012, a decrease in gross profit of $439,000 or 32% from the prior period. Our gross profit was 53% of revenue for the three months ended March 31, 2013, compared to 61% for the three months ended March 31, 2012.

We had total general and administrative expenses of approximately $564,000 for the three months ended March 31, 2013, compared to total general and administrative expenses of $443,000 for the three months ended March 31, 2012, an increase in general and administrative expenses of $121,000 or 27% from the prior period. The increase in general and administrative expenses was primarily due to the increase in compensation expense of $113,000 for the extending the life of the stock options for key management personnel.

We had total selling and marketing expenses of approximately $473,000 for the three months ended March 31, 2013, compared to $519,000 for the three months ended March 31, 2012, a decrease of $46,000 or 9% from the prior period, which decrease was mainly due to decreases in sales commissions, automobile expenses and travel.

We had a net loss of approximately $66,000 for the three months ended March 31, 2013, compared to net income of $423,000 for the three months ended March 31, 2012, a decrease in net income of $489,000 or 116% from the prior period.  The decrease in net income was attributable to a decrease in total revenue and an increase in operating expenses, principally a $113,000 increase in stock option expense, for the three months ended March 31, 2013, compared to the three months ended March 31, 2012.

As of March 31, 2013, we had total assets of approximately $8,454,000, which included total current assets of $3,365,000, consisting of $1,142,000 of cash, $2,157,000 of accounts receivable, net, and $66,000 of other current assets; and long term assets including $3,541,000 of rental tools, net; $535,000 of property and equipment, net; and $1,013,000 of intangible assets, net, consisting of our rights to the patents.

We had total liabilities of approximately $1,202,000 as of March 31, 2013, which included total current liabilities of $820,000, consisting of accounts payable of $485,000; accrued liabilities of $128,000; current portion of notes payable of $207,000; and long term liabilities consisting of $207,000.

We had net cash provided by operating activities of approximately $101,000 for the three months ended March 31, 2013, which consisted of non-cash items including $335,000 of depreciation and amortization, $113,000 of stock based compensation, and $18,000 gain on sale of equipment; offset by $66,000 of net loss, $388,000 of increase in accounts receivable, $8,000 of increase in other current assets, $78,000 of increase in accounts payable and $55,000 of increase in accrued liabilities.

We had $94,000 of net cash used in investing activities for the three months ended March 31, 2013, which included the purchase of $102,000 of rental tools and $50,000 of property and equipment; offset by $58,000 in proceeds from the sale of lost tools.  Our principal recurring investing activity was the funding of capital expenditures to ensure that we have the appropriate levels and types of equipment in place to generate revenue from operations.

We had $18,000 of net cash used in financing activities for the three months ended March 31, 2013, which included $21,000 of proceeds from notes payable offset by $39,000 of payments on related party notes payable.

Mr. Jason Swinford, CEO of Coil Tubing Technology, Inc., commented, "During 1st quarter 2013, we experienced a downturn in the rental of our patented coil tubing products in the oil and gas sectors which in turn negatively impacted the Company’s overall results. We have adjusted our personnel and related expenses to better match our projected revenue stream as we anticipate that sales for our products will remain the same for the 2nd quarter of 2013 with upward movement in the 3rd quarter of 2013.”

Primary and fully-diluted net income per share for the 1st quarter ended March 31, 2013 was $.004. Primary and fully-diluted net income per share for the 1st quarter ended March 31, 2012, was $.03 and $.02, respectively.

Mr. Jerry Swinford, Chairman of Coil Tubing Technology, Inc., commented, " Our immediate plans are to continue our growth by meeting expected demand for our rental tool products in our current geographic markets and further expanding into international markets similar to what we accomplished in Canada during 2012. We anticipate entering markets in Mexico, the Middle East and Southeast Asia in 2013 and 2014. This approach to diversifying in new sales areas will improve our customer visibility and financial results.”

About Coil Tubing Technology, Inc.

Coil Tubing Technology, Inc. is a fully reporting public corporation located in Spring, Texas, and is the parent company of Coil Tubing Technology Holdings, Inc., a Nevada corporation, which in turn has three wholly-owned subsidiaries, Total Downhole Solutions, Inc. (“TDS”) and Coil Tubing Technology, Inc. (“CTT Texas”), both Texas corporations and Coil Tubing Technology Canada Inc., an Alberta, Canada corporation (“CTT Canada”). The Company specializes in providing coil tubing products and service solutions to oil and gas clients on a regional, national and international basis. Its principals have been in the tool rental business for more than 40 years. For more information, please visit our website at www.coiltubingtechnology.com or call 281-651-0200.

Forward-Looking Statements

This press release contains forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product or services development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct (i) its own forward-looking statements, except as required by law, or (ii) those prepared by third parties that are not paid for by the Company.

Contact:

Coil Tubing Technology, Inc.

Mr. Jerry Swinford

281-651-0200

www.coiltubingtechnology.com

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